Exhibit 10.8

FORM OF
HI-CRUSH PARTNERS LP
LONG-TERM INCENTIVE PLAN
PHANTOM UNIT AWARD AGREEMENT
(PERFORMANCE BASED VESTING)
This Phantom Unit Award Agreement (this “Agreement”) is made and entered into by and between Hi-Crush GP LLC, a Delaware limited liability company (the “General Partner”), and [__________] (the “Participant”). This Agreement is effective as of [__________] (the “Grant Date”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Hi-Crush Partners LP Long Term Incentive Plan (the “Plan”), unless the context requires otherwise.
WHEREAS, Hi-Crush Partners LP (the “Partnership”), acting through the Board of Directors of the General Partner (the “Board”), has adopted the Plan to, among other things, attract, retain and motivate certain employees and directors of the Partnership, the General Partner and their respective Affiliates (collectively, the “Partnership Entities”); and
WHEREAS, the Board has authorized the grant of Phantom Units of the Partnership to directors, employees and officers as part of their compensation for services provided to the Partnership.
NOW, THEREFORE, in consideration of Participant’s agreement to provide or to continue providing services, Participant and the General Partner agree as follows:
1.    Grant of Phantom Units, Target Amount and Performance Period.    The General Partner hereby grants to Participant a target amount of [__________] Phantom Units (the “Target Amount”), subject to all of the terms and conditions set forth in the Plan and in this Agreement, including without limitation, those restrictions described in Section 4, whereby each Phantom Unit, if earned, represents the right to receive one Unit of the Partnership (each, a “Phantom Unit”). Except as provided below with respect to a Change of Control, the period over which the Partnership’s performance will be measured for purposes of applying the methodology set forth in Annex A shall be from [__________] to [__________] (the “Performance Period”).
2.    Phantom Unit Account. The General Partner shall establish and maintain a bookkeeping account on its records for Participant (a “Phantom Unit Account”) and shall record in such Phantom Unit Account: (a) the Target Amount of Phantom Units granted to Participant and (b) the amount deliverable to Participant at settlement on account of Phantom Units that have vested in accordance with Section 4 and the methodology set forth in Annex A. Participant shall not have any interest in any fund or specific assets of the Partnership by reason of this Award or the Phantom Unit Account established for Participant.
3.    Rights of Participant. No Units shall be issued to Participant at the time the grant is made, and Participant shall not be, nor have any of the rights and privileges of, a unitholder or limited partner of the Partnership with respect to any Phantom Units recorded in the Phantom Unit Account. Participant shall have no voting rights with respect to the Phantom Units. This grant of Phantom Units also includes a grant of a tandem distribution equivalent right (“DER”) with respect to each Phantom Unit. The General Partner will establish a DER bookkeeping account with respect to each Phantom Unit (the “DER Account”) that shall be credited with an amount equal to any distributions made by the Partnership in the same form that the distribution was delivered to unitholders generally, calculated based on the number of Units related to the portion of Participant’s Phantom Units that have not been settled as of the record date for the distribution. Amounts recorded in the DER Account shall be paid to Participant at the time the tandem Phantom Unit for which the distributions accrued is settled; provided, however, that in no event shall a DER be paid or settled later than 45 days following the date on which the tandem Phantom Unit becomes vested. No interest will

Exhibit 10.8

accrue on any such right between the issuance of the distribution to unitholders generally and the settlement of the DER.
4.    Vesting of Phantom Units. The Phantom Units are subject to forfeiture restrictions and may not be transferred or otherwise disposed of by Participant. Subject to the terms and conditions of this Agreement, the forfeiture restrictions on the Phantom Units shall lapse on the proportion of the Target Amount that is earned under this Agreement as calculated in accordance with Annex A. Any provision of this Agreement to the contrary notwithstanding, no amount of the Target Amount will be earned under this Agreement, and no amounts will be paid or delivered hereunder, unless Participant has continuously provided services to the Partnership Entities from the Grant Date until the end of the Performance Period.
5.    Termination; Change of Control.
(a)    Termination for Any Reason. If Participant experiences a separation from service with the Partnership Entities for any reason other than by reason of a Change of Control prior to the date the Phantom Units have vested in accordance with Section 4, then all Phantom Units granted pursuant to this Agreement that have not yet vested shall become null and void as of the date of such separation from service.
(b)    Change of Control. If a Change of Control occurs prior to the end of the Performance Period, then upon such Change of Control all restrictions described in Section 4 shall lapse and the Performance Period shall be deemed to end on the date of such Change of Control. The TUR for the Partnership and for each entity in the Peer Group shall be determined for each such shortened Performance Period and the Target Amount of Phantom Units to be received by Participant shall be calculated in accordance with Annex A and shall be settled in accordance with Section 1 and Section 6 as soon as practicable thereafter, but in no event later than 30 days following the date of the Change of Control.
6.    Settlement Date; Manner of Settlement. No later than the 45th calendar day following the end of the Performance Period, the Phantom Units and tandem DERs that vest pursuant to Section 4 and Annex A shall be settled through the payment of cash for such DERs and delivery of Units for such Phantom Units to Participant. No fractional Units will be issued or acquired pursuant to this Agreement. If the application of any provision of this Agreement would yield a fractional Unit, such fractional Unit will be rounded down to the next whole Unit if it is less than 0.5 and rounded up to the next whole Unit if it is 0.5 or more. Participant agrees that any Units that Participant acquires upon vesting of the Phantom Units will not be sold or otherwise disposed of in any manner that would constitute a violation of the Partnership Agreement, any applicable federal or state securities laws, the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange upon which the Units are then listed. In addition to the terms and conditions provided herein, the Partnership may require that Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, rules, regulations or requirements.
7.    Tax Withholding. To the extent that the vesting of a Phantom Unit or distribution thereon results in the receipt of compensation by Participant with respect to which any of the Partnership Entities has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by Participant that are acceptable to such Partnership Entity, Participant shall deliver to the Partnership Entity such amount of money as the Partnership Entity may require to meet its withholding obligations under applicable law. No settlement of Phantom Units shall be made pursuant to this Agreement until the amount has been paid or arrangements approved by the Partnership Entity have been made to satisfy in full the applicable tax withholding requirements of the Partnership Entity with respect to such event.
8.    Limitations on Transfer. Participant agrees that Participant shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of, including pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended)) any Phantom Units or other rights hereby acquired prior to the date the

Exhibit 10.8

Phantom Units are vested and paid. Any attempted disposition of the Phantom Units in violation of the preceding sentence shall be null and void and the Phantom Units that Participant attempted to dispose of shall be forfeited.
9.    Adjustment. The number of Phantom Units granted to Participant pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in Units, Unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different Units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the Units with respect to which they were distributed or issued.
10.    Copy of Plan.    By the execution of this Agreement, Participant acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
11.    Notices.    Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day (on which banking institutions in the State of Texas are open) after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The General Partner or Participant may change at any time and from time to time by written notice to the other, the address which it or Participant previously specified for receiving notices. The General Partner and Participant agree that any notices shall be given to the General Partner or to Participant at the following addresses:

General Partner:	Hi-Crush GP LLC
Attn: General Counsel
Three Riverway
Houston, TX 77056

Participant:	At Participant’s current address as shown in the General Partner’s records.
12.    General Provisions.
(a)Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and with respect to this Agreement shall be final and binding upon Participant and the General Partner. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

(b)No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving Participant the right to be retained in the employ or service of the Partnership Entities. Furthermore, the Partnership Entities may at any time terminate the service relationship with Participant free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or other written agreement.

(c)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

(d)Amendments. This Agreement may be amended only by a written agreement executed by the General Partner and Participant, except that the Committee may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change materially reduces the rights or benefits of Participant with respect to the Phantom Units without Participant’s consent.

Exhibit 10.8

(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the General Partner or the Partnership and upon any person lawfully claiming under Participant.

(f)Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

(g)No Liability for Good Faith Determinations. Neither the Partnership Entities nor the members of the Committee and the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.

(h)No Guarantee of Interests. The Board and the Partnership Entities do not guarantee the Units from loss or depreciation.

(i)Insider Trading Policy. The terms of the Partnership’s insider trading policy with respect to Units are incorporated herein by reference.

(j)No Fractional Units. No fractional Units shall be issued or delivered pursuant to this Agreement, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(k)Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

(l)Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

(m)Gender. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

(n)Clawback. Notwithstanding any provisions in the Plan or this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of the Units granted hereunder shall be subject to a clawback or other recovery by the Partnership Entities to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule.

(o)Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any party to this Agreement may deliver an executed counterpart hereof by facsimile transmission or electronic mail (as a portable document format (PDF) file) to another party hereto or thereto and any such delivery shall have the same force and effect as the delivery of a manually signed counterpart of this Agreement.

(p)Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Participant, the Partnership or any of the Partnership Entities or guarantee the right to remain an employee of the Partnership or any of the Partnership Entities for any specified term.

(q)Section 409A. Payments hereunder are intended to meet the requirements of the short term deferral exception under Section 409A of the Code. Subject to any other restrictions or limitations contained in the Plan or

Exhibit 10.8

this Agreement, in the event a payment hereunder is or becomes subject to Section 409A of the Code, the Participant separates from service and is determined to be a “specified employee” at such time (each as defined under Section 409A of the Code and the 409A Regulations) to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.
[Signature Page Follows]

Exhibit 10.8

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date first set forth above.

GENERAL PARTNER:
Hi-Crush GP LLC

By:

Name:

Title:
PARTICIPANT:

Signature Page to Phantom Unit Award Agreement
(Performance-Based Vesting)